     As filed with the Securities and Exchange Commission on March 6, 2000
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                                Onvia.com, Inc.
             (Exact name of Registrant as specified in its charter)

            Delaware                               91-1859172
     (State of incorporation)          (I.R.S. Employer Identification No.)

                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                   (Address of principal executive offices)
                            _______________________

                       2000 Employee Stock Purchase Plan
                  Amended and Restated 1999 Stock Option Plan
                       2000 Directors' Stock Option Plan
                           (Full title of the Plans)
                            _______________________

                               Glenn S. Ballman
                     President and Chief Executive Officer
                                Onvia.com, Inc.
                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                                (206) 282-5170
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                               Mark J. Handfelt
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                              Kirkland, WA  98033
                                (425) 739-8700

              (Calculation of Registration Fee on following page)

                        CALCULATION OF REGISTRATION FEE

                                                                        Proposed          Proposed
                                              Maximum Amount            Maximum           Maximum             Amount of
                                               Amount to be          Offering Price       Aggregate          Registration
Title of Securities to be Registered           Registered(1)            Per Share       Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan
  Common Stock,
  $0.0001 par value........................   6,600,000 Shares         $17.85 (2)        $117,810,000         $31,101.84

Amended and Restated 1999 Stock Option Plan
 Common Stock,
 $0.0001 par value.........................   7,398,420 Shares         3.7813 (3)          27,975,646           7,385.58

 Common Stock,
 $0.0001 par value.........................  32,723,912 Shares          21.00 (4)         687,202,152         181,421.37

2000 Directors' Stock Option Plan
  Common Stock,
  $0.0001 par value........................    600,000  Shares          21.00 (4)          12,600,000           3,326.40
                                             -----------------          --------         ------------        -----------
          TOTAL                              47,322,332 Shares                           $845,587,798        $223,235.19
                                             =================                           ============        ===========

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, this Registration Statement also covers (a) 6,000,000 additional shares of Common Stock that will become issuable under the 2000 Employee Stock Purchase Plan pursuant to a provision that provides that the number of shares authorized under the 1999 Employee Stock Purchase Plan will automatically increase on the first day of each of the ten years beginning in 2001 and ending in 2010, in an amount equal to one percent of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, up to a maximum of 600,000 in any year, or such lower amount as determined by the Board of Directors, and (b) 28,800,000 additional shares of Common Stock that will become issuable under the Amended and Restated 1999 Stock Option Plan pursuant to a provision that provides that the number of shares authorized under the Amended and Restated 1999 Stock Option Plan will automatically increase on the first day of each of the nine years beginning in 2001 and ending in 2009, in an amount equal to four percent of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, up to a maximum of 3,200,000 in any year, or such lower amount as determined by the Board of Directors.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on February 29, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 29, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on March 1, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on February 18, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.  Not applicable.
          --------------------------------------

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
Delaware General Corporation Law.   In addition, the Registrant has entered into
Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

Exhibit
Number
-------
  5.1    Opinion of Venture Law Group, a Professional Corporation.

 23.1    Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1).
 23.2    Consent of Deloitte & Touche LLP.
 24.1    Powers of Attorney (see p. 7).

_______________

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Onvia.com, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this March 6, 2000.

                                       Onvia.com, Inc.


                                       By: /s/ Glenn S. Ballman
                                           -------------------------------------
                                           Glenn S. Ballman
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn S. Ballman and Mark T. Calvert, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ Glenn S. Ballman                   President and Chief Executive Officer               March 6, 2000
-------------------------------------  (Principal Executive Officer)
Glenn S. Ballman

/s/ Mark T. Calvert                    Vice President and Chief Financial Officer          March 6, 2000
-------------------------------------  (Principal Financial and Accounting Officer)
Mark T. Calvert

/s/ Kenneth A. Fox                     Director                                            March 6, 2000
-------------------------------------
Kenneth A. Fox

/s/ Michael D. Pickett                 Director                                            March 6, 2000
-------------------------------------
Michael D. Pickett

                                       Director                                            March 6, 2000
-------------------------------------
Nancy J. Schoendorf

/s/ William W. Ericson                 Director                                            March 6, 2000
-------------------------------------
William W. Ericson

                                       Director                                            March 6, 2000
-------------------------------------
Steven D. Smith

/s/ Jeffrey C. Ballowe                 Director                                            March 6, 2000
-------------------------------------
Jeffrey C. Ballowe

                               INDEX TO EXHIBITS

Exhibit
Number
-------
   5.1    Opinion of Venture Law Group, a Professional Corporation

  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

  23.2    Consent of Deloitte & Touche LLP.

  24.1    Powers of Attorney (see p. 7).